EXHIBIT 31.4
I, Harold J. Rodriguez, Jr., certify that:
1.I have reviewed this Amendment No. 1 to the Annual Report on Form 10-K of Greenhill & Co., Inc.; and
2.Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

/s/ Harold J. Rodriguez, Jr.
Harold J. Rodriguez, Jr.
Chief Financial Officer
Date:	April 30, 2018